UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

CLECO CORPORATE HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

CLECO POWER LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-05663	72-0244480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 9, 2017, Cleco Corporate Holdings LLC (the “Company”) announced that Darren J. Olagues, President and Chief Executive Officer of the Company and Cleco Power LLC, a wholly owned subsidiary of the Company (“Cleco Power”) and a member of the Boards of Managers of the Company and Cleco Power (collectively, the “Boards”), has resigned from each of such positions, effective February 8, 2017. As of the date of this report, no new compensatory or severance arrangements have been entered into in connection with Mr. Olagues’ departure as President and Chief Executive Officer. Should any of those arrangements be entered into in the future, the material terms of those arrangements will be disclosed in a subsequent filing.
On February 8, 2017, the Board of Managers of the Company appointed Peggy Scott, the current Chair of the Boards, to serve as interim Chief Executive Officer of the Company. Ms. Scott, age 65, retired from Blue Cross Blue Shield of Louisiana (“BCBS”) as its Executive Vice President, Chief Operations Officer and Chief Financial Officer/Treasurer in July 2015. Ms. Scott joined BCBS in 2005 as Executive Vice President, Chief Financial Officer/Treasurer and Chief Strategy Officer. She became the Executive Vice President and Chief Operations Officer in 2008. She is a former office Managing Partner with Deloitte. Ms. Scott was the first woman in the U.S. to receive the Institute of Management Accountants/Robert Half National Financial Executive of the Year award and was the first Louisiana resident to be named to the American Institute of CPA’s Business and Industry Hall of Fame. In April 2014, Ms. Scott was inducted into Louisiana State University’s Alumni Hall of Distinction, the university’s highest honor. She holds a Ronald Reagan presidential citation. Ms. Scott received her executive Masters of Business Administration from Tulane University and a B.S. in accounting from Louisiana State University. Ms. Scott joined the Boards in April 2016 and also serves as a member of the Audit Committee and the Governance and Public Affairs Committee. She will continue her Chair position on the Boards and member position of the committees. As of the date of this report, no new compensatory arrangements have been entered into in connection with Ms. Scott’s appointment as interim Chief Executive Officer of the Company. Should any of those arrangements be entered into in the future, the material terms of those arrangements will be disclosed in a subsequent filing. Ms. Scott is compensated for her service on the Boards pursuant to the existing terms of the Company's and Cleco Power’s Board compensation policies.
On February 8, 2017, the Board of Managers of Cleco Power appointed William “Bill” Fontenot, age 54, to serve as interim Chief Executive Officer of Cleco Power. Mr. Fontenot has served as Chief Operating Officer of the Company and Cleco Power since April 2016 and will continue those responsibilities. He has been employed by the Company or one of its affiliates for 30 years. Prior to serving as Chief Operating Officer, Mr. Fontenot served as Senior Vice President - Utility Operations from March 2012 through April 2016. He managed the development and restructuring efforts of generation projects valued at over $900 million, as well as led the development and construction of the $1 billion power plant, Madison 3. As of the date of this report, no new compensatory arrangements have been entered into in connection with Mr. Fontenot’s appointment as interim Chief Executive Officer of Cleco Power. Should any of those arrangements be entered into in the future, the material terms of those arrangements will be disclosed in a subsequent filing.
There are no family relationships between Ms. Scott or Mr. Fontenot and any Board manager or executive officer of the Company or Cleco Power, and neither she nor he have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the press release issued by the Company announcing these management changes.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATE HOLDINGS LLC

Date: February 14, 2017	By: /s/ Tonita Laprarie
Tonita Laprarie
Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO POWER LLC

Date: February 14, 2017	By: /s/ Tonita Laprarie
Tonita Laprarie
Controller and Chief Accounting Officer